Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Larry Wexler, Corp Comm	Murray Louis, VP	Dana Grosser, Corp PR

Voice:	610.676.1440	610.676.1932	610.676.2459

E-mail	lwexler@seic.com	mlouis@seic.com	dgrosser@seic.com

Pages:	Eight

SEI Reports Second-Quarter 2008 Results

Revenues down 4%, Net Income down 34%

OAKS, Pa., July 23, 2008 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2008, reporting decreases in revenues, net income and earnings per share compared to second-quarter 2007. Net income during the second-quarter was negatively affected by a $27.3 million non-cash pre-tax charge (approximately $.09 per share post-tax). This charge is related to previously-disclosed support agreements covering holdings of structured investment products by SEI-sponsored money market funds. This current period charge increases the total accrual for these support agreements to $78.2 million.

Consolidated Overview

(In thousands, except earnings per share)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2008	2007	%	2008	2007	%
Revenues	$329,523	$343,258	(4)%	$663,431	$665,983	—
Net Income Before Taxes	73,385	112,102	(35)%	151,192	213,021	(29)%
Net Income	46,164	69,501	(34)%	95,110	132,878	(28)%
Diluted Earnings Per Share	$.24	$.34	(29)%	$.48	$.65	(26)%

“We continue to make progress, even in the face of difficulties created by the capital and credit markets,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We generated good sales across our core businesses, realized further acceptance of our new strategies, continued to operate and expand our Global Wealth Platform, and made good progress on our other key investments. The current market environment will make growth in revenues and profits, in the short-term, challenging. In the long run, we remain firm in our belief that what we are doing will provide our clients with increased opportunities for success and allow us to grow our future revenues and profits.”

Summary of Second-Quarter and Year to Date Results by Business Segment

(In thousands)

	For the Three Month Period Ended June 30,			For the Six Month Period Ended June 30,
	2008	2007	%	2008	2007	%
Private Banks:
Revenues	$103,602	$100,090	4%	$210,656	$197,828	6%
Expenses	85,367	80,829	6%	171,534	158,822	8%

Operating Profit	$18,235	$19,261	(5)%	$39,122	$39,006	—
Operating Margin	18%	19%		19%	20%

Investment Advisors:
Revenues	61,848	65,446	(5)%	122,367	127,009	(4)%
Expenses	31,551	30,919	2%	62,927	60,293	4%

Operating Profit	30,297	34,527	(12)%	59,440	66,716	(11)%
Operating Margin	49%	53%		49%	53%

Institutional Investors:
Revenues	51,300	48,911	5%	101,989	95,540	7%
Expenses	29,328	30,181	(3)%	59,468	58,354	2%

Operating Profit	21,972	18,730	17%	42,521	37,186	14%
Operating Margin	43%	38%		42%	39%

Investment Managers:
Revenues	37,307	35,293	6%	73,800	69,287	7%
Expenses	25,012	24,302	3%	50,976	49,204	4%

Operating Profit	12,295	10,991	12%	22,824	20,083	14%
Operating Margin	33%	31%		31%	29%

Investments in New Businesses:
Revenues	1,864	1,836	2%	3,698	3,466	7%
Expenses	4,147	4,725	(12)%	8,799	9,577	(8)%

Operating Loss	(2,283)	(2,889)	21%	(5,101)	(6,111)	17%
Operating Margin	n/a	n/a		n/a	n/a

LSV:
Revenues	73,602	91,682	(20)%	150,921	172,853	(13)%
Expenses (1)	45,840	56,262	(19)%	93,196	106,159	(12)%

Operating profit	27,762	35,420	(22)%	57,725	66,694	(13)%
Operating Margin	38%	39%		38%	39%

Consolidated Segment Totals:
Revenues	$329,523	$343,258	(4)%	$663,431	$665,983	—
Expenses	221,245	227,218	(3)%	446,900	442,409	1%

Operating Profit	$108,278	$116,040	(7)%	$216,531	$223,574	(3)%
Operating Margin	33%	34%		33%	34%

(1)	Includes $38,072 and $48,861 for the three month period ended June 30, 2008 and 2007, respectively, and $79,310 and $91,533 for the six month period ended June 30, 2008 and 2007, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and six month periods ended June 30, 2008 and 2007 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Total operating profit from business segments	$108,278	$116,040	$216,531	$223,574

Corporate overhead expenses	(10,347)	(10,578)	(20,456)	(20,705)
Minority interest reflected in segments	39,082	50,033	81,270	93,625
LSV Employee Group Expenses (1)	(1,819)	(1,820)	(3,640)	(3,640)

Income from operations	$135,194	$153,675	$273,705	$292,854

(1)	Includes $1,806 for the three month period ending June 30, 2008 and 2007, and $3,611 for the six month period ended June 30, 2008 and 2007 of amortization expense related to intangible assets owned by LSV Employees Group LLC. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Second-Quarter Business Commentary:

•	The Private Banks, Institutional Investors and Investment Managers segments generated gains in second-quarter 2008 revenues versus second-quarter 2007 due to new client activity.

•	The Institutional Investors and Investment Managers segments generated gains in second-quarter 2008 operating profits versus second-quarter 2007.

•

Private Banks second-quarter 2008 operating profit was down versus second-quarter 2007 due to increased costs associated with putting the Global Wealth Platform into production and supporting operations.

•

The LSV and Investment Advisors segments were most directly affected by the weakening capital markets resulting in second-quarter 2008 revenues and operating profits declining from second-quarter 2007 levels.

•

The Global Wealth Platform was placed into service during the third-quarter 2007. Second-quarter 2008 expenses reflect an increase of approximately $3.5 million for amortization versus second-quarter 2007 levels. The amortization is primarily recognized in the Private Banks and Investment Advisors segments.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the second-quarter 2008, the company recognized $27.8 million as its portion of the earnings from LSV versus $35.4 million in the second-quarter 2007.

•	Assets under management declined by $6.4 billion during second-quarter 2008 to $178.2 billion, primarily due to market depreciation.

•	In the second-quarter 2008, SEI purchased 1.9 million shares of its common stock for $45.5 million.

•

The second-quarter 2008 results include a $27.3 million non-cash charge related to money market funds support agreements. Additional information about the capital support agreements is contained in SEI’s 2007 Form 10-K filed February 26, 2008 and SEI’s 2008 first-quarter 10-Q filing dated May 2, 2008.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on July 23, 2008. Investors may listen to the call at www.seic.com (Investor Information section), or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 953975.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of June 30, 2008, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $420 billion in mutual fund and pooled assets and manages $178 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2008	2007
Asset management, admin. and distribution fees	$260,931	$276,653
Information processing and software servicing fees	57,088	55,414
Transaction–based and trade execution fees	11,504	11,191

Total revenues	329,523	343,258
Commissions and fees	43,045	43,036
Compensation, benefits and other personnel	83,529	88,552
Consulting, outsourcing and professional fees	26,611	22,617
Data processing and computer related	11,229	10,227
Facilities, supplies and other costs	18,417	17,700
Depreciation and amortization	11,498	7,451

Total expenses	194,329	189,583
Income from operations	135,194	153,675
Minority interest	(36,930)	(47,242)
Net loss on investments (1)	(27,294)	(997)
Interest and dividend income	3,223	4,882
Interest expense	(808)	(1,168)
Other	—	2,952

Income before taxes	73,385	112,102
Income taxes	27,221	42,601

Net income	$46,164	$69,501

Diluted earnings per common share	$.24	$.34

Shares used to calculate diluted earnings per common share	195,992	203,604

Basic earnings per common share	$.24	$.35

Shares used to calculate basic earnings per common share	192,187	197,314

(1)	Includes $27,301 for the three month period ended June 30, 2008 of a non-cash charge related to money market funds support agreements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
Asset management, admin. and distribution fees	$520,990	$533,051
Information processing and software servicing fees	117,227	109,646
Transaction–based and trade execution fees	25,214	23,286

Total revenues	663,431	665,983
Commissions and fees	88,340	85,673
Compensation, benefits and other personnel	167,421	172,830
Consulting, outsourcing and professional fees	53,368	43,496
Data processing and computer related	21,777	20,994
Facilities, supplies and other costs	35,802	35,260
Depreciation and amortization	23,018	14,876

Total expenses	389,726	373,129
Income from operations	273,705	292,854
Minority interest	(76,759)	(87,976)
Net loss on investments (1)	(51,340)	(1,313)
Interest and dividend income	7,361	8,933
Interest expense	(1,775)	(2,429)
Other	—	2,952

Income before taxes	151,192	213,021
Income taxes	56,082	80,143

Net income	$95,110	$132,878

Diluted earnings per common share	$.48	$.65

Shares used to calculate diluted earnings per common share	197,102	204,153

Basic earnings per common share	$.49	$.67

Shares used to calculate basic earnings per common share	192,908	197,614

(1)	Includes $53,096 for the six month period ended June 30, 2008 of a non-cash charge related to money market funds support agreements.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) June 30, 2008	December 31, 2007
Assets
Cash and short-term investments	$320,385	$360,921
Restricted cash	26,822	10,250
Receivables	275,492	275,109
Securities owned	11,987	16,777
Other current assets	54,563	31,877

Total current assets	689,249	694,934
Property and equipment, net	141,775	143,516
Investments available for sale	75,069	77,169
Capitalized software, net	248,939	231,684
Goodwill	22,842	22,842
Intangible assets	56,348	60,177
Other assets, net	18,260	22,043

Total assets	$1,252,482	$1,252,365

Liabilities
Current liabilities (1)	$230,715	$230,367
Long-term debt	33,819	43,971
Deferred income taxes	77,869	73,600
Long term liabilities	12,623	11,895
Minority interest	133,901	136,149
Shareholders’ Equity	763,555	756,383

Total liabilities and shareholders’ equity	$1,252,482	$1,252,365

(1)	Includes $78,218 and $25,122 for the period ended June 30, 2008 and December 31 2007, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Jun. 30, 2007	Sep. 30, 2007	Dec. 31, 2007	Mar. 31, 2008	Jun. 30, 2008
Private Banks:
Equity/Fixed Income prgms.	$20,666	$21,816	$21,160	$18,904	$18,163
Collective Trust Fund prgm.	1,078	1,056	1,007	1,008	955
Liquidity funds	8,224	8,836	8,886	9,198	8,345

Total assets under mgmt.	$29,968	$31,708	$31,053	$29,110	$27,463

Client assets under admin.	15,019	15,655	14,235	13,897	13,242

Total assets	$44,987	$47,363	$45,288	$43,007	$40,705

Investment Advisors:
Equity/Fixed Income prgms.	$36,923	$37,751	$36,378	$32,736	$31,938
Collective Trust Fund prgm.	2,334	2,325	2,295	2,310	2,259
Liquidity funds	1,400	1,619	2,079	2,461	2,410

Total assets under mgmt.	$40,657	$41,695	$40,752	$37,507	$36,607

Institutional Investors:
Equity/Fixed Income prgms.	$40,771	$43,504	$44,833	$43,134	$43,608
Collective Trust Fund prgm.	895	907	897	924	947
Liquidity funds	4,128	4,342	3,629	4,077	3,950

Total assets under mgmt.	$45,794	$48,753	$49,359	$48,135	$48,505

Investment Managers:
Equity/Fixed Income prgms.	$32	$24	$24	$20	$19
Collective Trust Fund prgm.	7,990	6,814	6,651	6,571	6,572
Liquidity funds	271	360	325	571	438

Total assets under mgmt.	$8,293	$7,198	$7,000	$7,162	$7,029

Client assets under admin.	192,931	205,251	215,124	225,005	228,722

Total assets	$201,224	$212,449	$222,124	$232,167	$235,751

Investments in New Businesses:
Equity/Fixed Income prgms.	$887	$907	$929	$869	$838
Liquidity funds	43	40	74	77	98

Total assets under mgmt.	$930	$947	$1,003	$946	$936

LSV Asset Management
Equity/Fixed Income prgms.	$73,100	$71,349	$67,599	$61,765	$57,692

Consolidated:
Equity/Fixed Income prgms (A)	$172,379	$175,351	$170,923	$157,428	$152,258
Collective Trust Fund prgm.	12,297	11,102	10,850	10,813	10,733
Liquidity funds	14,066	15,197	14,993	16,384	15,241

Total assets under mgmt.	$198,742	$201,650	$196,766	$184,625	$178,232

Client assets under admin. (B)	207,950	220,906	229,359	238,902	241,964

Total assets	$406,692	$422,556	$426,125	$423,527	$420,196

(A)	Equity/Fixed Income programs include $3,146 of assets invested in various asset allocation funds at June 30, 2008.
(B)	In addition to the numbers presented, SEI also administers an additional $6,678 in Funds of Funds assets (as of June 30, 2008) on which SEI does not earn an administration fee.